If filing more than one
					Page 32, ?X? box:       ?

For period ending September 30,1998


File number 811-4587


77. A. Is the Registrant filing any of the following attachments with the current filing of Form
	     N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)           _Y_
				Y/N


NOTE: If answer is ?Y? (Yes), mark those items below being filed as an
attachment to this form or incorporated by reference.         __
				Y/N

	B.      Accountant?s report on internal control       ___
	C.      Matters submitted to a vote of security holders   _N_
	D.      Policies with respect to security investments    _N_
	E.      Legal proceedings               _N_
	F.      Changes in security for debt            _N_
	G.      Defaults and arrears on senior securities        _N_
	H.      Changes in control of Registrant                _N_
	I.      Terms of new or amended securities              _N_
	J.      Revaluation of assets or restatement of capital share
account         _N_
	K.      Changes in Registrant?s certifying accountant     _N_
	L.      Changes in accounting principles and practices   ___
	M.      Mergers         _N_
      N.   Actions required to be reported pursuant to Rule 2a-7  _N_
	O.      Transactions effected pursuant to Rule 10f-3    _Y_
	P.      Information required to be filed pursuant to existing
exemptive orders                _N_
Attachment Information (Cont. On Screen 39)



		If filing more than one
					 Page 32, ?X? box:  ?

For period ending September 30,1998

File number 811-4587


Attachment Information (Cont. from Screen 38)

77.     Q.      1.      Exhibits                _Y_
				Y/N

		2.   Any information called for by instructions to
sub-item 77Q2           _N_
				Y/N

		3.  Any information called for by instructions to
sub-item 77Q3           _N_
					Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __


79.     ?       List the ?811? numbers and names of Registrant?s
wholly-owned investment company subsidiaries
		consolidated in this report.


811 Number              Subsidiary
Name


FORM 10f-3      FUND:  PaineWebber Financial Services Growth
Fund, Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures


1.      Issuer:  Annuity & Life Re

2.      Date of Purchase:  4/8/98       3.  Date offering
commenced:  4/8/98

4.      Underwriters from whom purchased:  Merrill Lynch

5. "Affiliated Underwriter" managing or participating in syndicate:

	PaineWebber

6.      Aggregate principal amount of purchase:  $480,000

7.      Aggregate principal amount of offering:  $256,500,500

8.      Purchase price (net of fees and expenses):  $15

9.      Initial public offering price:  $15

10.     Commission, spread or profit:   %       $0.54

11.     Have the following conditions been satisfied?
YES
NO
	a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.




___X___




_______
	b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).





___X___





_______
	c.      The underwriting was a firm commitment
underwriting.

___X___

_______
	d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______
	e.  If securities are registered under the Securities
Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.



___X___



_______
	f. The amount of such securities purchased by all of the investment companies advised by Mitchell
Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.






___X___






_______
	g. The purchase price was less than 3% of the Fund's total assets.

___X___

_______
	h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.





___X____





_______

Approved:  LLF          Date:  5/5/98

FORM 10f-3      FUND:  PaineWebber Financial Services Growth
Fund, Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures


1.      Issuer:  Rock financial

2.      Date of Purchase:  5/1/98       3.  Date offering
commenced:  5/1/98

4.      Underwriters from whom purchased:  Bear Stearns

5. "Affiliated Underwriter" managing or participating in syndicate:

	PaineWebber

6.      Aggregate principal amount of purchase:  $200,000

7.      Aggregate principal amount of offering:  $33,000,000

8.      Purchase price (net of fees and expenses):  $10

9.      Initial public offering price:  $10

10.     Commission, spread or profit:   %       $0.42

11.     Have the following conditions been satisfied?
YES
NO
	a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.




___X___




_______
	b. The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).





___X___





_______
	c.      The underwriting was a firm commitment
underwriting.

___X___

_______
	d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______
	e.   If securities are registered under the Securities
Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.



___X___



_______
	f. The amount of such securities purchased by all of the investment companies advised by Mitchell
Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.






___X___






_______
	g. The purchase price was less than 3% of the Fund's total assets.

___X___

_______
	h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.





___X____





_______

Approved:  LLF          Date:  5/5/98




Exhibit 77Q-1

PAINEWEBBER FINANCIAL SERVICES GROWTH FUND
INC.




A Maryland Corporation




BY-LAWS






As Restated
May 13, 1998




TABLE OF CONTENTS

Page
ARTICLE I       NAME OF CORPORATION,
LOCATION OF OFFICES
	      AND SEAL  4
	Section 1.01.  Name:    4
	Section 1.02.  Principal Offices:       4
	Section 1.03.  Seal     4
ARTICLE II      STOCKHOLDERS    4
	Section 2.01.  Annual Meetings: 4
	Section 2.02.  Special Meetings:        4
	Section 2.03.  Place of Meetings:       4
	Section 2.04.  Notice of Meetings:      5
	Section 2.05.  Voting - In General:     5
	Section 2.06.  Stockholders Entitled to Vote:   5
	Section 2.07.  Voting - Proxies:        5
	Section 2.08.  Quorum:  6
	Section 2.09.  Absence of Quorum:       6
	Section 2.10.  Stock Ledger and List of Stockholders:6
	Section 2.11.  Action Without Meeting:  6
ARTICLE III     BOARD OF DIRECTORS      6
	Section 3.01.  Number and Term of Office:       6
	Section 3.02.  Qualification of Directors:      7
	Section 3.03.  Election of Directors:   7
	Section 3.04.  Removal of Directors:    7
	Section 3.05.  Vacancies and Newly Created Directorships:7
	Section 3.06.  General Powers:  7
	Section 3.07.  Power to Issue and Sell Stock:   7
	Section 3.08.  Power to Declare Dividends:      8
	Section 3.09.  Annual and Regular Meetings:     8
	Section 3.10.  Special Meetings:        8
	Section 3.11.  Notice:  8
	Section 3.12.  Waiver of Notice:        9
	Section 3.13.  Quorum and Voting:       9
	Section 3.14.  Compensation:    9
	Section 3.15.  Action Without a Meeting:        9

Page
ARTICLE IV      EXECUTIVE COMMITTEE AND
OTHER COMMITTEES        9
	Section 4.01.  How Constituted: 9
	Section 4.02.  Powers of the Executive Committee:9
	Section 4.03.  Proceedings, Quorum and Manner of Acting:9
	Section 4.04.  Other Committees:        10
ARTICLE V       OFFICERS        10
	Section 5.01.  General: 10
	Section 5.02.  Election, Term of Office and Qualifications:10
	Section 5.03.  Resignation:     10
	Section 5.04.  Removal: 10
	Section 5.05.  Vacancies and Newly Created Offices:     11
	Section 5.06.  Chairman of the Board:   11
	Section 5.07.  President:       11
	Section 5.08.  Vice President:  11
	Section 5.09.  Treasurer and Assistant Treasurers:      11
	Section 5.10.  Secretary and Assistant Secretaries:     11
	Section 5.11.  Subordinate Officers:    12
	Section 5.12.  Remuneration:    12
	Section 5.13.  Surety Bonds:    12
ARTICLE VI      CUSTODY OF SECURITIES   12
	Section 6.01.  Employment of a Custodian:       12
	Section 6.02.Action Upon Termination of Custodian Agreement:12
	Section 6.03.  Other Arrangements:      13
ARTICLE VII     EXECUTION OF INSTRUMENTS,
VOTING OF SECURITIES    13
	Section 7.01.  General: 13
	Section 7.02.  Checks, Notes, Drafts, Etc.:     13
	Section 7.03.  Voting of Securities:    13
ARTICLE VIII    CAPITAL STOCK   13
	Section 8.01.  Share Certificates:      13
	Section 8.02.  Transfer of Capital Stock:       14
	Section 8.03.  Transfer Agents and Registrars:  14
	Section 8.04.  Transfer Regulations:    14
	Section 8.05.  Fixing of Record Date:   14
	Section 8.06.  Lost  Stolen or Destroyed Certificates:  15

Page
ARTICLE IX      INDEMNIFICATION AND
INSURANCE       15
	Section 9.01.  Indemnification of
Officers, Directors,
Employees
			  and Agents:   15
	Section 9.02.  Insurance of Officers, Directors,
	Employees and Agents:  16
	Section 9.03.  Non-Exclusivity: 16
	Section 9.04.  Amendment:       16
ARTICLE X       MISCELLANEOUS   16
	Section 10.01.  Fiscal Year:    16
	Section 10.02.  Accountant:     16
	Section 10.03.  Books and Records:      17
	Section 10.04.  Waiver of Notice:       17
ARTICLE XI AMENDMENTS   17
	Section 11.01.  General:        17
	Section 11.02.  By Stockholders Only:   18



ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES
AND SEAL


	Section 1.01.  Name:
	The name of the Corporation is PaineWebber Financial
Services Growth Fund Inc.
	Section 1.02.  Principal Offices:
	The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The
Corporation may establish and maintain such other offices and places of business as the board of directors may, from time to time, determine.
	Section 1.03.  Seal
	The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.
ARTICLE II
STOCKHOLDERS
	Section 2.01.  Annual Meetings:
	There shall be no stockholders' meetings for the election of directors and the transaction of other proper business except as required by law or as hereinafter provided.
	Section 2.02.  Special Meetings:
	Special meetings of the stockholders may be called at any time by the chairman of the board, the president or by a majority of the board of directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than 25% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.
	Section 2.03.  Place of Meetings:
	All stockholders' meetings shall be held at 1285 Avenue of the Americas, New York, New York, except that the board of directors may fix a different place of meeting, have one or more offices, and keep the books of the Corporation at any other place within the United States as they may from time to time determine, or, in the case of meetings as shall be specified in each notice or waiver of notice of the meeting.
	Section 2.04.  Notice of Meetings:
	The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his or her address as it appears on the records of the Corporation at the time of such mailing.
Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.
	Section 2.05.  Voting - In General:
	At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment
Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.
	Section 2.06.  Stockholders Entitled to Vote:
	If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock standing in his or her name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day 90 days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.
	Section 2.07.  Voting - Proxies:
	A stockholder may vote the stock he or she owns of record by written proxy executed by the stockholder himself or herself or by his or her duly authorized attorney in fact. The right to vote by proxy shall exist only if the proxy is authorized to act by (1) a written instrument, dated not more than eleven months prior to the meeting and executed either by the stockholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the State of Maryland) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Directors. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
	Section 2.08.  Quorum:
	Except as otherwise provided in the Articles of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one third of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.
	Section 2.09.  Absence of Quorum:
	In the absence of a quorum, the holders of a majority of the shares present at the meeting in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or, from time to time, without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.
	Section 2.10.  Stock Ledger and List of Stockholders:
	It shall be the duty of the assistant secretary of the Corporation or such other person or entity named by the board of directors to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate
5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.
	Section 2.11.  Action Without Meeting:
	Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
ARTICLE III
BOARD OF DIRECTORS
	Section 3.01.  Number and Term of Office:
	The board of directors shall consist of nine directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors; provided that the number of directors shall not be less than three nor more than fifteen; and further provided that if there is no stock outstanding the number of directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Each director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
	Section 3.02.  Qualification of Directors:
	Except for the initial board of directors, at least one of the members of the board of directors shall be a person who is not an interested person of the Corporation, as defined in the Investment Company Act of 1940, as amended.
  Section 3.03.  Election of Directors:
  Initially the director or directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section
3.04 and 3.05 hereof, the directors shall be elected by the stockholders on a date fixed by the Board of Directors. A plurality of all the votes cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.
	Section 3.04.  Removal of Directors:
	At any stockholders' meeting duly called, provided a quorum is present, any director may be removed (either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his or her stead by a majority of the votes validly cast.
	Section 3.05.  Vacancies and Newly Created Directorships:
	If any vacancies shall occur in the board of directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire board of directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the board of directors unless the Securities and Exchange Commission shall by order extend such period.
	Section 3.06.  General Powers:
	(a) The property, affairs and business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.
	(b) All acts done by any meeting of the directors or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.
	Section 3.07.  Power to Issue and Sell Stock:
	The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of Article Sixth of the Articles of Incorporation.
	Section 3.08.  Power to Declare Dividends:
	(a) The board of directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.
	(b) The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:
	(i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or
	(ii) the Corporation's net income so determined for the current or preceding fiscal year. Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange
Commission may prescribe.
	Section 3.09.  Annual and Regular Meetings:
	The annual meeting of the board of directors for choosing officers and transacting other proper business shall be held at such time and place as the board may determine. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided under the Investment Company Act of 1940, as amended, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Except as otherwise provided under the Investment
Company Act of 1940, as amended, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.
	Section 3.10.  Special Meetings:
	Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president (or in the absence or disability of the president by any vice president), the treasurer, or by any two directors, at the time and place within or outside the State of Maryland specified in the respective notices or waivers of notice of such meetings.
	Section 3.11.  Notice:
	Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, by mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Corporation or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least two days before the meeting, or by delivering such notice to him or her at least two days before the meeting, or by facsimile transmission to him or her at least two days before the meeting, or by sending to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, notice of such meeting.
     Section 3.12.  Waiver of Notice:
     No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.
	Section 3.13.  Quorum and Voting:
	At all meetings of the board of directors the presence of a majority or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors except when there is no stock outstanding, at which time the initial director will constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.
	Section 3.14.  Compensation:
	Each director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the board of directors.
	Section 3.15.  Action Without a Meeting:
	Except as otherwise provided under the Investment
Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if written consents thereto are signed by all members of the board and such written consents are filed with the records of the meetings of the board.
ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES
	Section 4.01.  How Constituted:
	By resolution adopted by the board of directors, the board may designate an executive committee, consisting of not less than two directors.
	Section 4.02.  Powers of the Executive Committee:
	Except as further limited by the board of directors, when the board of directors is not in session the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require shareholder approval.
	Section 4.03.  Proceedings, Quorum and Manner of Acting:
	In the absence of an appropriate resolution of the board of directors, the executive committee and any committee appointed under section 4.04 may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member. All action by any committee shall be reported to the board of directors at its next meeting following such action.
	Section 4.04.  Other Committees:
	The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors.
Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.
ARTICLE V
OFFICERS
	Section 5.01.  General:
	The officers of the Corporation shall be a president, one or more vice-presidents, a secretary and a treasurer. The board of directors may elect, but shall not be required to elect, a chairman of the board and a comptroller.
	Section 5.02.  Election, Term of Office and Qualifications:
	The officers of the Corporation (except those appointed pursuant to Section 5.07 hereof) shall be chosen by the board of directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the board. Except as provided in Sections 5.03,
5.04 and 5.05 hereof, each officer chosen by the board of directors shall hold office until the next annual meeting of the board of directors and until his or her successor shall have been chosen and qualified. The president shall be chosen from among the directors of the Corporation and may hold such office only so long as he or she continues to be a director. No other officer need be a director.
 Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.
	Section 5.03.  Resignation:
	Any officer may resign his or her office at any time by delivering a written resignation to the board of directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
	Section 5.04.  Removal:
	Any officer may be removed from office whenever in the board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the board of directors given at the regular meeting or any special meeting called for such purpose.
 In addition, any officer or agent appointed in accordance with the provisions of Section 5.07 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.
	Section 5.05.  Vacancies and Newly Created Offices:
	If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the board of directors.
	Section 5.06.  Chairman of the Board:
	The chairman of the board, if there be such an officer, shall have such powers and perform duties as may be assigned to him from time to time by the board of directors.
	Section 5.07.  President:
	The president shall be the chief executive officer of the Corporation and, when present, shall preside at all stockholders' meetings and at all meetings of the board of directors. Subject to the supervision of the board of directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the board of directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such duties as from time to time may be assigned to him by the board of directors.
	Section 5.08.  Vice President:
	The board of directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, the then senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.
	Section 5.09.  Treasurer and Assistant Treasurers:
	The treasurer shall be the principal financial and accounting officer of the Corporation. He shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the board of directors shall employ as Custodian.
He shall make annual reports in writing of the business conditions of the Corporation, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the board of directors may from time to time require. The Treasurer shall perform such duties additional to the foregoing as the board of directors may from time to time designate.
	Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.
	Section 5.10.  Secretary and Assistant Secretaries:
	The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the board of directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. He shall perform such other duties as appertain to his office or as may be required by the board of directors.
	Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.
	Section 5.11.  Subordinate Officers:
	The board of directors from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.
	Section 5.12.  Remuneration:
	The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.
	Section 5.13.  Surety Bonds:
	The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.
ARTICLE VI
CUSTODY OF SECURITIES
	Section 6.01.  Employment of a Custodian:
	The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation in accordance with the applicable terms of the 1940 Act. The custodian (and any sub-custodian) shall be a bank or similar financial institution having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the board of directors, which shall fix its remuneration.
	Section 6.02.  Action Upon Termination of Custodian
Agreement:
	Upon termination of a custodian agreement or inability of the custodian to continue to serve, the board of directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the board of directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.
	Section 6.03.  Other Arrangements:
	The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.
ARTICLE VII
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
	Section 7.01.  General:
	Subject to the provisions of Sections 5.07, 7.02 and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.
	Section 7.02.  Checks, Notes, Drafts, Etc.:
	So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the board of directors.
	Section 7.03.  Voting of Securities:
	Unless otherwise ordered by the board of directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may by resolution from time to time confer like powers upon any other person or persons.
ARTICLE VIII
CAPITAL STOCK
	Section 8.01.  Share Certificates:
	Certificates for shares of the capital stock of the Corporation shall be in such form as the board of directors shall approve and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him or her and shall be signed by, or in the name of the Corporation by, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation; provided, however, that where any certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk acting on behalf of the Corporation, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile, printed or engraved. If any officer or officer who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature of signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.
	Section 8.02.  Transfer of Capital Stock:
	(a) Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the board of directors.
	(b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.
	Section 8.03.  Transfer Agents and Registrars:
	The board of directors may, from time to time, appoint or remove transfer agents or registrars of shares of the Corporation. Upon any such appointment being made, all certificates representing shares of the Corporation thereafter issued shall be countersigned by one of such transfer agents or registrars or by both and shall not be valid unless so countersigned.
	Section 8.04.  Transfer Regulations:
	Except as provided in the Articles of Incorporation, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of the Corporation.
	Section 8.05.  Fixing of Record Date:
	The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders of record will be taken.
	Section 8.06.  Lost  Stolen or Destroyed Certificates:
	Before issuing a new certificate for shares of the Corporation alleged to have been lost, stolen or destroyed, the board of directors or any officer authorized by the board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the board or any such officer may direct and with such surety or sureties as may be satisfactory to the board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE IX
INDEMNIFICATION AND INSURANCE
	Section 9.01.  Indemnification of Officers, Directors,
Employees and Agents:
	The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (hereinafter referred to as a "Covered Person"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the Investment Company Act of 1940, as amended):
	(A) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct").
	(B) The Corporation shall not indemnify any such person unless:
		(1) the court or other body before which the Proceeding was brought (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or
		(2)     absent such a decision, a reasonable
determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment
Company Act of 1940, as amended, nor
parties to the Proceeding, or (b) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of directors described above so directs, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.
	(C)     The Corporation may advance expenses in
connection with the preparation and presentation of a defense to any Proceeding from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Corporation if it is ultimately determined that he is not entitled to indemnification hereunder; provided, however, that either
		(1) such person shall provide adequate security for his or her undertaking;
		(2) the Corporation shall be insured against losses arising by reason of such advance; or
		(3) a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts that there is reason to believe that such person will be found to be entitled to indemnification.
	Section 9.02. Insurance of Officers, Directors, Employees and Agents:
	The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.
	Section 9.03.  Non-Exclusivity:
	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
	Section 9.04.  Amendment:
	No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article, shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.
ARTICLE X
MISCELLANEOUS
	Section 10.01.  Fiscal Year:
	The fiscal year of the Corporation shall end on such date as the board of directors may by resolution specify, and the board of directors may by resolution change such date for future fiscal years at any time and from time to time.
	Section 10.02.  Accountant:
	(a) The Corporation shall employ an independent certified public accountant or firm of independent certified public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders.
	(b) A majority of the members of the board of directors who are not interested persons (as that term is defined in the Investment Company Act of 1940) of the Corporation shall select the accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year. Such selection shall be submitted for ratification or rejection at the next succeed ing stockholders' meeting, when and if such meeting is held. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.
	(c) Any vacancy occurring between meetings due to the death or resignation of the accountant may be filled by a majority of the members of the board of directors who are not such interested persons.
	Section 10.03.  Books and Records:
	(a) The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.
	(b) The Board of Directors shall, subject to the laws of Maryland, have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders.
	Section 10.04.  Waiver of Notice:
	Whenever any notice whatever is required to be given by these By-Laws or the Articles of Incorporation or the laws of the State of Maryland, a waiver thereof in writing, or by facsimile transmission, telegraph, cable, radio or wireless by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE XI
AMENDMENTS
	Section 11.01.  General:
	Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:
	(a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or
	(b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-
Law.
	Section 11.02.  By Stockholders Only:
	(a) No amendment of any section of these By-laws shall be made except by the stockholders of the Corporation if the By-laws provide that such section may not be amended, altered or repealed except by the stockholders.
	(b) From and after the issue of any shares of capital stock of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.

END OF BY-LAWS


Exhibit 77Q-1

RESTATEMENT OF ARTICLES OF INCORPORATION
PAINEWEBBER FINANCIAL SERVICES GROWTH FUND
INC.
	PaineWebber Financial Services Growth Fund Inc., a
Maryland corporation, desires to restate its existing Articles of Incorporation by adopting the following Restatement of Articles of Incorporation, as approved by a majority of the Board of Directors on May 13, 1998. The provisions set forth in this Restatement of Articles of Incorporation, which do not amend the existing Articles of Incorporation, restate all the provisions of the charter currently in effect and otherwise permitted by Maryland General Corporate
Law.
FIRST:
	I, Elinor W. Gammon, whose post office address is 1900 M Street, N.W., Washington, D.C. 20036, being at least twenty-one years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as the sole incorporator with the intention of forming a corporation.
SECOND: Name.
	The name of the Corporation is PaineWebber Financial
Services Growth Fund Inc. (?Corporation?).
THIRD:  Corporate Purposes.
	The purposes for which the Corporation is formed are to act as an open-end management investment company under the Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the Public General Laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:
	(a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term ?securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.
	(b) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.
	(c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.
	(d) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation, as its Board of Directors may determine.
	(e) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation.
	(f) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.
	(g) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the Public General Laws of the State of Maryland now or hereafter in force.
	(h) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.
	The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed;
provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever that precludes it from being classified as an ordinary business corporation under the laws of the State of Maryland; nor shall it carry on any business, or exercise any powers in any other jurisdiction except to the extent that the same may lawfully be carried on or exercised under the laws thereof.
	Incident to meeting the purposes specified above, the Corporation also shall have the power to:
	(a) acquire (by purchase, lease or otherwise) and hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;
	(b) borrow money and, in connection with such borrowing, issue notes or other evidence of indebtedness; and
	(c) buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts and options on futures contracts related thereto, subject to any applicable provisions of law.
FOURTH: Address and Resident Agent.
	The post office address of the principal office of the Corporation in this State is c/o CSC ? Lawyers Incorporating
Service Company, 11 East Chase Street, Baltimore, Maryland
21202. The name of the resident agent of the Corporation in this State is CSC ? Lawyers Incorporating Service Company, and the post office address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.
FIFTH:  Capital Stock.
	Section 5.1. Authority to Issue. The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, $.001 par value per share ("Shares"), having an aggregate par value of $300,000. The Shares may be issued by the Board of Directors in such separate and distinct series (?Series") and classes of Series (?Classes?) as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In event of establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation (provided that additional terms of conversion may be adopted in accordance with Section 6.8(3)(e) of these Articles) and except that expenses allocated to the Class of a Series may be borne solely by such Class as shall be determined by the Board of Directors and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series may be charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of each Class or Series. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.
	The Board of Directors of the Corporation is authorized from time to time to classify or to reclassify, as the case may be, any unissued Shares of the Corporation in separate Series or Classes. The Shares of said Series or Classes shall have such preferences, rights, voting powers, terms of conversion, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.
	The Corporation shall have authority to issue any additional Shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.
	Section 5.2. Redemption by Stockholders. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share at such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 5.4) after receipt by the Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's Registration Statement under the Securities
Act of 1933. The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.
	Section 5.3. Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one Stockholder having an aggregate current net asset value of less than five hundred dollars ($500). No such redemption shall be effected unless the Corporation has given the Stockholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his or her Shares to five hundred dollars ($500). Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.
	Section 5.4. Net Asset Value per Share. The net asset value of each Share of the Corporation, or each Series or Class, shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the Series (being the value of the assets of the Corporation or of the particular Series less its actual and accrued liabilities exclusive of capital stock and surplus) by the total number of outstanding Shares of the Corporation, or of the Series. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate and shall include any expenses allocated to a specific Series or Class thereof. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as it shall determine, subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The
Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, the Corporation's administrator, investment adviser, custodian or depository of the Corporation's assets, or another agent of the Corporation.
	Section 5.5. Establishment of Series or Class. The establishment of any Series or Class shall be effective upon the adoption of a resolution by a majority of the Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.
	Section 5.6. Assets and Liabilities of Series. All consideration received by the Corporation for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Board of Directors between and among one or more of the Series in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series for all purposes, and shall be referred to as assets belonging to that Series.
 The assets belonging to a particular Series shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series or Class thereof shall be borne by that Series or Class. Any general liabilities, expenses, costs, charges, or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series or Classes for all purposes.
	Section 5.7. Dividends. Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency and in such form and amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.
	All dividends and distributions of Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.
	The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the Corporation, for federal income tax in respect of that year. The foregoing shall not limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation, or any Series of the Corporation, for such tax.
	Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 5.4.
	Section 5.8. Classes of Stock. Seventy-five million (75,000,000) Shares of the Corporation are designated Class A
Common Stock; seventy-five million (75,000,000) Shares of the Corporation are designated Class B Common Stock; seventy-five million (75,000,000) Shares of the Corporation are designated
Class C Common Stock; and seventy-five million (75,000,000)
Shares of the Corporation are designated Class Y Common Stock.
The Class A Common Stock, Class B Common Stock, Class C
Common Stock and Class Y Common Stock of each Series represent interests in the same investment portfolio. Shares of each Class of Common Stock shall be subject to all provisions of Article FIFTH hereof relating to stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:
(1) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B
Common Stock, Class C Common Stock and Class Y Common
Stock shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the Classes to reflect differing allocations of the expenses of each Series of the Corporation between the Classes to such extent and for such purposes as the Board of Directors may deem appropriate.
(2)     The proceeds of the redemption of a Share of Common
Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Common Stock pursuant to the terms of the issuance of the Shares (to the extent consistent with the Investment Company Act of 1940, as amended, or regulations or exemptions thereunder) and the Corporation shall promptly pay to such distributor the amount of such contingent deferred sales charge.
(3) (a) Each Share of the Class B Common Stock, other than a
Share purchased through the reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common
Stock, at the relative net asset value of each Class, at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Shares of the Class B Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Class B Shares occurred or (ii) for Class B Shares obtained through an exchange, the date on which the issuance of the Class B Shares of an eligible PaineWebber fund occurred, if such Shares were exchanged directly, or through a series of exchanges, for the Corporation's Class B Shares (the "Conversion Date")). The Board of Directors shall adopt a resolution setting forth a list of eligible PaineWebber funds for purposes of this paragraph.
(b) Each Share of the Class B Common Stock purchased through the reinvestment of a dividend or a distribution with respect to the Class B Common Stock and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the Shares held in the sub-account of the holder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock. The number of Shares in the holder's sub-account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Conversion Date as the number of Shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Shares of the Class B Common Stock of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.
(c) The number of Shares of the Class A Common Stock into which a Share of the Class B Common Stock is converted pursuant to Paragraphs (3)(a) and (3)(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Common
Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per Share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
(d)     On the Conversion Date, the Shares of the Class B
Common Stock converted into Shares of the Class A Common
Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
Date).
(e) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of Shares of the Class B Common Stock to Shares of the Class A
Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this
Section 5.8 and subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or any conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation.
SIXTH:  Issuance of Common Stock.
	Section 6.1.  Issuance of New Stock.  The Board of
Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing Stockholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to Stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value next determined after such orders are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time.
	Section 6.2.  Issuance of Fractional Shares.  The
Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words?Share? or ?Shares? are used in these Articles or in the By-Laws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.
SEVENTH:  Voting.
	On each matter submitted to a vote of the Stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his or her name on the books of the Corporation; provided, however, that when required by the Investment Company Act of 1940, as amended, or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the Stockholders of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the full and fractional Shares of the Series or Class standing in his or her name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at a Stockholders' meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series or Class shall vote as a Series or Class, one-third of the aggregate number of Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.
	Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all Shares of the Corporation or of all Series or Classes (or of any Series or Class entitled to vote thereon as a separate Series or Class) to take or authorize any action, in accordance with the authority granted by
Section 2-104(b)(5) of the Maryland Corporations and Associations Code, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a Series or Class entitled to vote thereon as a separate Series or Class). The right to cumulate votes in the election of directors is expressly prohibited.
EIGHTH:  Board of Directors.
	All corporate powers and authority of the Corporation
(except as otherwise provided by statute, these Articles of Incorporation, or the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors. The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the By-Laws of the Corporation, provided that after stock is issued to more than one Stockholder, such number shall not be less than three. Except as provided in the By-Laws, the election of directors may be conducted in any way approved at the meeting (whether of Stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The names of the persons who shall act as directors of the Corporation until their respective successors are duly chosen and qualified are Margo N. Alexander, Richard Q. Armstrong, E. Garrett Bewkes, Jr., Richard R. Burt, Mary C.
Farrell, Meyer Feldberg, George W. Gowen, Frederic V. Malek and
Carl W. Schafer.
NINTH:  Contracts.
	Section 9.1. Contracts in General. The Board of Directors may in its discretion from time to time enter into an exclusive or nonexclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell
Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party or parties as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Board of Directors may in its discretion determine.
	Section 9.2. Parties to Contracts. Any contract of the character described in Section 9.1 or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article TENTH. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 9.1 above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 9.2.
TENTH:  Liability of Directors and Officers.
	Section 10.1. Liability. To the maximum extent permitted by applicable law (including Maryland law and the Investment
Company Act of 1940) as currently in effect or as may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.
	Section 10.2. Indemnification. To the maximum extent permitted by applicable law (including Maryland law and the Investment Company Act of 1940) currently in effect or as may hereafter be amended, the Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.
	Section 10.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
	Section 10.4. Modification. Any repeal or modification of this Article TENTH by the Stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this ArticleTENTH, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.
ELEVENTH:  Amendment.
	Section 11.1. Articles of Incorporation. The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation may be adopted at a meeting of the Stockholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon.
	Section 11.2.  By-Laws.  Except as may otherwise be
provided in the By-Laws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal By-Laws or to adopt new By-Laws of the Corporation, without any action on the part of the Stockholders; but the By-
Laws made by the Board of Directors and the power so conferred may be altered or repealed by the Stockholders.
	IN WITNESS WHEREOF, PAINEWEBBER FINANCIAL
SERVICES GROWTH FUND INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by the Corporation?s Assistant Secretary on this 11th day of June, 1998, who swear under penalty of perjury to the best of their knowledge, information and belief, that the matters and facts set forth in these Articles are true in all material respects.
			PAINEWEBBER FINANCIAL SERVICES
GROWTH FUND INC.

				By:     /s/ Dianne E. O?Donnell


			Attest: /s/ Keith A. Weller






DC-237317.01


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